SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 24, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

Pacific Gas and Electric Company Bankruptcy

Further Stay of Confirmation Trial

        As previously disclosed, Pacific Gas and Electric Company (Utility), the California Public Utilities Commission (CPUC), and certain other parties have been participating in a judicially supervised settlement conference in order to explore the possibility of resolving differences between the Utility’s proposed plan of reorganization and the alternative proposed plan of reorganization presented by the CPUC and the Official Committee of Unsecured Creditors.  In order to accommodate the settlement conference, the United States Bankruptcy Court for the Northern District of California (Bankruptcy Court) issued an order on March 11, 2003 staying all proceedings in the confirmation trial for 60 days.  On April 23, 2003, at the request of the judge who is supervising the settlement conference, the Bankruptcy Court issued an order continuing the stay on all proceedings in the confirmation trial for an additional 30 days.  The Bankruptcy Court did not stay proceedings related to ordinary case motions, claims objections, and certain other matters not related to the confirmation trial.

        The Bankruptcy Court indicated that it will continue a status conference previously scheduled for May 12, 2003, to June 16, 2003, at which time the Bankruptcy Court will schedule further matters relating to discovery and the resumption of the confirmation trial, if necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  April 24, 2003